Exhibit 10.3

RULES

of the

LUXFER HOLDINGS PLC

EXECUTIVE SHARE OPTION PLAN

Part A approved by HM Revenue & Customs
under Schedule 4 to the Income Tax (Earnings

and Pensions) Act 2003

on 5 February 2007
under ref (X100005)

Rule

LUXFER HOLDINGS

EXECUTIVE SHARE OPTION PLAN

PART A

(Approved by HM Revenue & Customs under Schedule 4 to the

Income Tax (Earnings and Pensions) Act 2003)

1.             DEFINITIONS AND INTERPRETATION

In this Plan, the following words and expressions shall, where the context so permits, have the following meanings:

“Close Company”

has the same meaning as in Chapter 1 of Part XI of ICTA save that in determining whether a company is a close company for the purposes of this Plan, sections 414 (i)(a) and 415 of ICTA shall be disregarded;

“Committee”	the Remuneration Committee of the Directors;

“Company”	Luxfer Holdings plc registered under number 3690830;

“Control”	has the meaning given by section 840 of ICTA;

“Date of Grant”	the date on which an Option is granted;

“Determination Date”

the date of the determination by the Committee in accordance with Rule 4.6 of the extent to which a condition imposed pursuant to Rule 4.1 has been satisfied or the date of the waiver of any such condition in accordance with Rule 4.4;

“Directors”	the Board of Directors from time to time of the Company or a duly authorised committee thereof;

“Eligible Employee”	(a)	any director employed by a Group Company and required to devote not less than 25 hours per week (excluding meal breaks) to his duties; or

	(b)	any other employee (who is not also a director of any Group Company) of a Group Company

“Employing Company”	the Company or any Group Company by which the Optionholder is or, where the context requires, was employed;

“Exercise Price”	the price at which each Share subject to an Option may be acquired on the exercise of that Option as determined by the Grantor, being (subject to Rule 10) not less than:

	(a)	the Market Value of a Share on the Date of Grant; or

	(b)	if greater, and Shares are to be subscribed, the nominal value of a Share;

“Grantor”	the Company or such other person who grants an Option under this Plan, which may include the trustee of an employee’s share trust established by the Company for the benefits of the Group employees;

“Group Company”	(a)	the Company; and

	(b)	any other company which is under the Control of the Company and is a subsidiary of the Company (within the meaning of Section 736 of the Companies Act 1985);

“ICTA”	the Income and Corporation Taxes Act 1988;

“HMRC”	HM Revenue & Customs

“ITEPA”	the Income Tax (Earnings and Pensions) Act 2003;

“Management Incentive Plan”	the management incentive plan between the Company and certain Group Company employees a copy of which is annexed to the Option Agreement;

“Management Undertaking”

The agreement entered into by each Optionholder who is granted Options under Part B of this Plan in which they give certain undertakings and waive certain rights in the form set out in Schedule 1 to the Management Incentive Plan;

“Material Interest”	has the meaning given in paragraphs 10 to 14 of Schedule 4;

“Market Value”	the market value of a Share as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with HMRC Shares and Assets Valuation;

“Option”	a right to acquire Shares pursuant to this Plan;

“Option Agreement”

a written agreement in the form of a deed between the Grantor (and the Employing Company if different) and the Eligible Employee to whom an Option is granted substantially in the form of schedule 2 to these Rules;

“Optionholder”	an Eligible Employee to whom an Option has been granted under this Plan;

“Option Tax Liability”

any liability of any Employing Company to account to the HMRC or any other tax authority for any amount of, or representing, income tax or National Insurance Contributions or any equivalent charge in the nature of tax or social security contributions (whether under the law of the United Kingdom or any other jurisdiction) which may arise upon the exercise of or the acquisition of Shares, pursuant to an Option;

“Performance Period”	a period of three consecutive financial years of the Company commencing with the financial year in which an Option is granted;

“Plan”	Part A of the Luxfer Holdings Executive Share Option Plan (being an employees’ share Plan within the meaning of Section 743 of the Companies Act 1985) as from time to time amended;

“Rules”	the Rules of this Plan as from time to time amended;

“Schedule 4”	Schedule 4 to ITEPA;

“Share”	an ordinary share in the capital of the Company which satisfies the requirements of paragraphs 16 to 20 of Schedule 4;

“UKLA”	the Financial Services Authority in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

References to any statutory provision are to that provision as amended or re-enacted from time to time, and, unless the context otherwise requires, words in the singular shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and vice versa.

2.             ELIGIBILITY

No person is entitled as of right to participate in this Plan. The Committee may decide from time to time which Eligible Employee or Eligible Employees may participate and the extent of that participation.

3.             GRANT OF OPTIONS

3.1                                 The Grantor may grant Options to Eligible Employees at any time provided that no Option may be granted under Part A of this Plan unless and until the Plan has been approved by the HMRC under Schedule 4.

3.2                                 No Option may be granted in excess of the limits in Rule 5. If the Grantor attempts to grant an Option which causes this limit to be exceeded that Option will be limited and take effect from its Date of Grant so that no such excess arises.

3.3                                 An Option shall not be granted to any individual at any time when he has, or has within the preceding 12 months had a Material Interest in a Close Company being either the Company or a company which has control of the Company or is a member of a consortium which owns the Company.

3.4                                 Provided an Option Agreement is duly executed by the Grantor and the Eligible Employee in question within the number of days specified in the invitation to the Eligible Employee, the Date of Grant of such Option shall be the date on which that Option Agreement is executed provided that such date shall not be later than 27 days following the issue of the invitation to enter into an Option Agreement. The Option Agreement shall serve as evidence of the grant of the Option and accordingly no further certificate shall be issued to the Optionholder.

3.5                                 Subject to the right of a deceased Optionholder’s personal representatives to exercise an Option in accordance with Rule 7.5 or 7.6, every Option shall be personal to the Eligible Employee to whom it is granted and shall not be capable of being transferred, assigned or charged.

3.6                                 No Option shall be granted to an Eligible Employee at a time when he would be prohibited from participating by any relevant law or regulation any internal dealing code of the Company.

3.7                                 Each Option shall be granted on terms that it shall be a condition of exercise of the Option that each Optionholder agrees to indemnify and keep indemnified the Company, the Employing Company, and other Group Company and any other relevant person to the extent permitted by law in respect of any Option Tax Liability, and that upon exercise of an Option the provisions of Rule 7.3 shall apply. The Option Agreement shall include provisions to this effect.

4.             CONDITIONS OF EXERCISE

4.1                                 The exercise of an Option may be conditional upon the satisfaction of an objective performance condition imposed by the Committee at the Date of Grant.

4.2                                 If, after the Committee have determined any objective performance criteria to be satisfied pursuant to this Rule 4, events occur which cause the Committee to consider that any of the existing targets or conditions have become unreasonable, unfair or impractical, they may, in their discretion (provided such discretion is exercised fairly and reasonably) amend, relax or waive such targets or conditions provided that any targets or conditions which are amended or relaxed will be no more and no less difficult to satisfy than when they were originally imposed or last amended or relaxed.

4.3                                 The Committee shall notify all relevant Optionholders in writing of any amendment, relaxation or waiver of existing targets or conditions made pursuant to Rule 4.4.

4.4                                 As soon as is reasonably practicable after the expiry of the Performance Period the Committee shall determine the extent to which any condition imposed pursuant to Rule 4.1 has been satisfied and the maximum number of Shares capable of being acquired on the exercise of an Option and shall notify Optionholders in writing of such determination which shall be final and binding on all Optionholders.

5.             INDIVIDUAL LIMITS

5.1                                 Any Option granted to an Eligible Employee shall be limited and take effect so that, immediately following such grant, the aggregate Market Value of all the shares which he may acquire on the exercise in full of all unexercised options then held by him under this Plan and adopted by any Group Company or any associated company of the Company (within the meaning of paragraph 35 of

Schedule 4) shall not exceed £30,000 (thirty thousand pounds) or such other amount as shall from time to time be specified in paragraph 6 (1) of Schedule 4.

5.2                                 For the purposes of Rule 5.1, the Market Value of shares shall be their Market Value at the date or dates on which the relevant options were granted or such earlier time or times as may be agreed with HMRC.

6.             RIGHTS OF EXERCISE AND LAPSE OF OPTIONS

6.1                                 Subject to this Rule 6 and Rules 8 and 9, an Option may be exercised at any time.

6.2                                 An Option may only be exercised to the extent that any condition imposed in Rule 4.1 (as amended, relaxed or waived pursuant to Rule 4.4) has been satisfied.

6.3                                 For the avoidance of doubt, an Option may be exercised by an Optionholder after ceasing to be an Eligible Employee of any Group Company.

6.4                                 An Option may not be exercised at any time when the Optionholder has, or has within the preceding 12 months had, a Material Interest in a Close Company being either the Company or a Company which has Control of the Company or is a member of a consortium which owns the Company.

6.5                                 An Option shall lapse on the occurrence of the earliest of the following:

(a)                                  the tenth anniversary of the Date of Grant or any earlier date being the latest date for exercise of the Option as determined by the Committee and specified in the Option Agreement;

(b)                                 where the Committee determine that any condition of exercise imposed pursuant to Rule 4.1 (as amended, relaxed or waived pursuant to Rule 4.4)has not been satisfied to any extent, the Determination Date;

(c)                                  the expiry of twelve months after the date of death of an Optionholder;

(d)           subject to Rule 9 (exchange of options on a takeover) the expiry of the applicable periods specified in Rules 8.1,8.2 or 8.3 (takeover etc.);

(e)           the expiry of the applicable periods specified in Rule 8.5 (winding up);

(f)            the date on which a resolution is passed, or an order is made by the Court, for the compulsory winding up of the Company; and

(g)           the date on which the Optionholder becomes bankrupt or does or omits to do anything as a result of which he is deprived of the legal or beneficial ownership of the Option.

7.                                      EXERCISE OF OPTIONS

7.1                                 Subject to Rule 7.2 an Option shall be exercisable, to the extent that any condition imposed pursuant to Rule 4.1 (as amended, relaxed or waived pursuant to Rule 4.2 has been satisfied, in whole or in part by notice in writing (in the form prescribed by the Company) given by the Optionholder (or his personal representatives) to the Company. The notice of exercise of the Option shall be accompanied by the relevant Option Agreement (unless the Committee otherwise permit) and a remittance in cleared funds for the aggregate of the Exercise Prices payable or an undertaking in such form as the Committee shall in their discretion acting fairly and reasonably accept that the Exercise Prices will be remitted to the Company as soon as reasonably practicable (including but not limited to a remittance to be made out of the proceeds of sale of at least some of the Shares acquired on exercise) after exercise.

7.2                                 The Optionholder shall indemnify the Grantor and the Employing Company against any liability they may have to account for Option Tax Liability pursuant to this Plan.

7.3                                 If an Option Tax Liability arises in any jurisdiction on the exercise of, or acquisition of shares in pursuance of, an Option then, unless either:

7.3.1        within the period of 30 days beginning with the date on which the Option is exercised, the Employing Company is able to withhold the amount of the liability from payment of the Optionholder’s remuneration; or

7.3.2        the Optionholder has indicated (either in the Notice of Exercise or other manner as the Company may specify) that he or she will make a payment to the Company of an amount equal to the Option Tax Liability and the Optionholder does, within 14 days of being notified by the Company of the amount of the Option Tax Liability, make such payment to the Company; or

7.3.3        the Optionholder has authorised (either in the Notice of Exercise or other manner as the Company may specify) the Grantor to sell, as agent for the Optionholder (at the best price which can reasonably be expected to be obtained at the time of sale), such number of the Shares acquired on exercise necessary to reimburse the Employing Company and to procure payment of monies sufficient to satisfy the indemnity in Rule 7.2 the Employing Company out of the net proceeds of sale of such Shares (after deducting fees, commissions and expenses incurred in relation to the sale)

the Grantor shall have the right to sell (as mentioned in Rule 7.3.3) such number of the Shares acquired on exercise of the Option necessary to reimburse the Employing Company to satisfy the indemnity in Rule 7.4 and to procure payment to the Employing Company of monies sufficient to satisfy the indemnity out of the net proceeds of sale of such Shares (after deducting fees, commissions and expenses incurred in relation to the sale).

7.4           No later than 30 days after the exercise of an Option the Committee shall allot or procure the transfer of the Shares in respect of which the Option has been validly exercised and shall issue a definitive certificate or such acknowledgement of shareholding as is prescribed from time to time in respect of the Shares allotted or transferred, unless the Committee consider that such allotment or transfer would not be lawful in the relevant jurisdiction.

7.5           Shares allotted under this Plan shall rank pari passu in all respects with the Shares of the same class for the time being in issue save as regards any rights attaching to such Shares by reference to a record date prior to the date of allotment and in the case of a transfer of existing Shares the transferee shall not acquire any rights attaching to such Shares by reference to a record date prior to the date of such transfer.

7.6           The exercise of any Option (in whole or in part) shall not be permitted unless the Committee are satisfied at the relevant time that all conditions relating to such exercise pursuant to these Rules have been met and (if then applicable) that such exercise would not be in breach of any relevant law or the internal dealing code of the Company.

8.             TAKEOVERS, DEMERGERS AND LIQUIDATIONS

8.1           If any person obtains Control of the Company as a result of making:

(a)           a general offer to acquire the whole of the issued ordinary share capital of the Company which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(b)           a general offer to acquire all the shares in the Company which are of the same class as the Shares,

any Option may, subject to Rules 8.6 be exercised immediately before such change of Control or within six months thereafter. For the purposes of this Rule 9.1 only and not otherwise a person shall be deemed to have obtained Control of the Company if he and others acting in concert with him have together obtained Control of it.

8.2           If, under section 425 of the Companies Act 1985 (or closely comparable overseas legislation as agreed by HMRC), the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a Plan for the reconstruction of the Company or its amalgamation with any other company or companies, any Option may, subject to Rule 8,6 be exercised immediately prior to the Court sanctioning such compromise or arrangement or within six months thereafter.

8.3           If any person becomes bound or entitled to acquire shares in the Company under sections 428 to 430 of the Companies Act 1985 (or closely comparable overseas legislation as agreed by HMRC) any Option may, subject to Rule 8.6 be exercised at any time when that person remains so bound or entitled.

8.4           If the Company passes a resolution for voluntary winding up, any Option may be exercised within six months of the passing of the resolution. Alternatively, if the Committee in their discretion but acting fairly and reasonably in the interests of Optionholders so determine, in the event that the Company gives notice to its shareholders of a meeting at which a resolution for the voluntary winding up of the Company (“Winding Up Resolution”) is to be proposed, the Company may also give notice to such Optionholders as the Committee shall select and any Optionholders in receipt of such notice may exercise their Options prior to the passing of the Winding Up Resolution, but conditionally on its being passed, to the intent that they will be entitled to share in the assets of the Company with the other shareholders on the same basis as if they had been the registered holders of the relevant Shares immediately prior to the passing of the Winding Up Resolution.

8.5           If any of the events mentioned in Rules 8.1 to 8.3 is a result of an internal reorganisation no Options shall be exercisable pursuant to Rules 8.1 to 8.3 by reason of such internal reorganisation provided that this Rule 8.5 shall only apply if all Optionholders are given the opportunity as a result of such internal reorganisation to exchange their Options in accordance with Rule 9. For the purposes of this Rule 8.5 “internal reorganisation” means any event which results in the Company coming under the Control of another company where the holders of more than ninety per cent. of the issued share capital in that other company immediately after the internal reorganisation held more than ninety per cent. of the issued share capital in the Company immediately prior to the internal reorganisation.

9.             EXCHANGE OF OPTIONS ON A TAKEOVER

9.1           Notwithstanding the provisions of Rule 8, if any company (“the Acquiring Company”) obtains Control of the Company or becomes bound or entitled to acquire shares in the Company within any of the sets of circumstances specified in Rules 8.1, 8.2 and 8.3, any Optionholder may at any time within the periods specified in those Rules, by agreement with the Acquiring Company, release his Option (“the Old Option”) in consideration of the grant to him of a new option (“the New Option”) which is equivalent to the Old Option (by virtue of satisfying the requirements of paragraph 27 of Schedule 4) but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within paragraph (b) or (c) of paragraph 16 of Schedule 4).

9.2           Any conditions imposed by the Committee pursuant to Rule 4 shall continue to apply in relation to the New Options unless the Committee acting fairly and reasonably decide otherwise.

9.3           Where any New Options are granted pursuant to Rule 9.1 they shall be regarded for the purposes of the subsequent application of the provisions of this Plan as having been granted at the time when the corresponding Old Options were granted and, with effect from the date on which the New Options are granted:

(a)           save for the definitions of “Group Company” and “Performance Period” in Rule 1 and the reference to “Company” in Rule 4, all other references to “the Company” (including the definition in Rule 1) shall be construed as being references to the Acquiring Company or such other company to whose shares the New Option relate; and

(b)           references to “Shares” (including the definition in Rule 1) shall be construed as being references to shares in the Acquiring Company or shares in such other company to which the New Options relate.

10.           VARIATION OF SHARE CAPITAL

10.1         In the event of any capitalisation (other than a scrip issue), rights issue, consolidation, subdivision, reduction or other variation of the share capital of the Company:

(a)           the number of Shares comprised in an Option;

(b)           their Exercise Price;

(c)           where an Option has been exercised but no Shares have been allotted or transferred in satisfaction of such exercise, the number of Shares to be so allotted or transferred and their Exercise Price;

may, subject to the prior approval of HMRC, be varied in such manner as the Committee shall determine, provided that no variation shall be made which would result in the Exercise Price for an allotted Share being less than its nominal value.

10.2         Any adjustment made to the Exercise Price of unissued Shares which would have the effect of reducing the Exercise Price to less than the nominal value of the Shares shall only be made if and to the extent that the Committee are authorised to capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price. The Committee may apply such sum in paying up such amount on such Shares so that on the exercise of any Option in respect of which such a reduction shall have been made, the Committee shall capitalise such sum (if any) and apply the same in paying up such amount as aforesaid.

10.3         Where an Option subsists over both issued and unissued Shares, an adjustment may be only be made under Rule 10.2 if the reduction of the Exercise Price in relation to Options over both issued and unissued Shares can be made to the same extent.

10.4         The Committee may take such steps as they consider necessary to notify Optionholders of any adjustment made under this Rule 11 and to call in, cancel, endorse, issue or re-issue any option certificate consequent upon such adjustment.

11.           ADMINISTRATION

11.1         The Committee shall have power from time to time to make and vary such regulations (not being inconsistent with this Plan) for the implementation and administration of this Plan as they think fit.

11.2         The decision of the Committee shall be final and binding in all matters relating to this Plan.

11.3         The costs of establishing and administering this Plan shall be borne by the Company.

11.4         The Company may, but shall not be obliged to, provide Eligible Employees or Optionholders with copies of any notices circulars or other documents sent to shareholders of the Company.

12.           AMENDMENTS

12.1         Prior to approval of this Plan by HMRC under Schedule 4 the Committee may alter the Rules of this Plan as may be necessary to obtain such approval.

12.2         After the date on which this Plan is approved by HMRC under Schedule 4, the Rules may be amended in any respect by resolution of the committee provided that:

(a)           the definitions of Exercise Price, the limits on individual participation in Rule 5, the rights of exercise and lapse of Options in Rule 6, the rights attaching to Shares on exercise in Rule 7.4, the variation provisions in Rule 10 and this Rule 12 shall not be altered to the advantage of Eligible Employees or Optionholders.

12.3         Notwithstanding Rule 12.2, the Committee may make minor amendments to the provisions of this Plan and the terms of any Options as they consider necessary or desirable in order to:

(a)           benefit the administration of this Plan;

(b)           comply with or take account of the provisions of any proposed or existing legislation; or

(c)           obtain or maintain favourable tax exchange control or regulatory treatment for the Company or any Group Company or any Optionholder,

without the need for the prior approval of the Company in general meeting or the consent of Optionholders.

12.4         For so long as this Plan is approved by HMRC under Schedule 4, no amendment to a key feature (being a provision of the Plan which is necessary in order to meet the requirements of Schedule 4) shall have effect until approved by HMRC.

12.5         Written notice of any amendment to this Plan shall be given to all Optionholders affected thereby.

13.           GENERAL

13.1         The Company will at all times keep available for allotment sufficient authorised and unissued Shares to satisfy all Options under which Shares may be subscribed, or shall procure that sufficient Shares will be available for transfer, to satisfy all Options under which Shares may be transferred, taking account of any other obligations of the Company to issue or procure the transfer of Shares.

13.2         In the event that the Committee decide to grant Options over issued Shares then the Company and/or any Group Company may give or procure financial assistance (whether by way of loan, gift, guarantee to a third party lender or otherwise) to the trustee or trustees for the time being of any employee benefit trust established by the Company to facilitate the acquisition by such trustee or trustees of the relevant number of Shares, provided that any such financial assistance shall only be given to the extent permitted by section 153 of the Companies Act 1985.

13.3         Notwithstanding any other provision of this Plan:

(a)           this Plan shall not form part of any contract of employment between any Group Company and any employee of any such company and the rights and obligations of any individual under the terms of his office or employment with any Group Company shall not be affected by his participation in this Plan or any right which he may have to participate in it and this Plan shall afford such an individual no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason whatsoever;

(b)           no Optionholder shall be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to exercise an Option in consequence of the loss or termination of his office or employment with any Group Company for any reason whatsoever;

(c)           this Plan shall not confer on any person any legal or equitable rights (other than those constituting the Options themselves) against any Group Company directly or indirectly, or give rise to any cause of action at law or in equity against any Group Company.

13.4         Save as otherwise provided in this Plan any notice or communication to be given by the Company to any Eligible Employee or Optionholder may be personally delivered or sent by ordinary post, by facsimile or by electronic communication to his last known address and where a notice or communication is sent by post it shall be deemed to have been received 48 hours after the same was put into the post properly addressed and stamped. Share certificates and other communications sent by post will be sent at the risk of the Eligible Employee or Optionholder concerned and the Company shall have no liability whatsoever to any such person in respect of any notification, document, share certificate or other communication so given, sent or made.

13.5         Any notice to be given to the Company may be personally delivered or sent by ordinary post, by facsimile or by electronic communication to the Company at its registered office and shall be effective upon receipt.

13.6         This Plan and all Options granted under it shall be governed by and construed in accordance with English law.

13.7         All Eligible Employees agree that as a condition of their participation in the Plan any personal data in relation to them may be held by any Group Company and/or trustee and passed on to a third party where necessary for the administration of the Plan.

LUXFER HOLDINGS

EXECUTIVE SHARE OPTION PLAN

PART B

(Not approved by HMRC)

1.             PRELIMINARY

The Rules contained in Part A of this Plan will apply to Options granted under this Part B unless specifically stated otherwise.

2.             DEFINITIONS AND INTERPRETATION

2.1           The definition of “Eligible Employee” will apply as if the words “(who is not also a director of any Group Company)” had been omitted from part (b) of that definition, and substitute “or any other office holder”.

2.2           The definition of “Market Value” will apply as if the words had been substituted for the words “by the Committee” and agreed in advance with HMRC Shares Valuation Division”.

2.3           The definition of “Option Agreement” will apply as if the word and number “Schedule 2” had been substituted for the word and number “Schedule 3”.

2.4                               The definition of “Plan” will apply as if the word and letter “Part B” had been substituted for the word and letter “Part A”.

2.5                               The definition of “Share” will apply as if the words “which satisfies the requirements of paragraphs 16 to 20 of Schedule 4” had been omitted.

3.                                      GRANT OF OPTIONS

3.1                               Rule 3.1 shall apply as if the words “provided that no Option may be granted under the Plan unless and until the Plan has been approved by HMRC under Schedule 4” had been omitted.

3.2                               Rule 3 shall apply as if Rules 3.2 and 3.3 had been omitted.

3.3                               A new Rule 3.8 shall be inserted stating:

3.8                               Each Option shall be granted on terms that it shall be a condition of exercise of the Option that each Optionholder agrees that immediately upon exercise of the Option to enter into an irrevocable joint election with his Employing Company pursuant to section 431 of ITEPA in a form specified by the Committee that for the relevant tax purposes the market value of the Shares acquired is to be calculated as if the Shares were not restricted securities (as defined in section 423 of ITEPA) and sections 425 to 430 of ITEPA are not to apply to such Shares.

3.4                               A new rule 3.9 shall be inserted stating:

3.9                               Each Option shall be granted on terms that it is a condition of exercise that Optionholder’s shall execute immediately on exercise the Management Undertaking.

4.                                      INDIVIDUAL LIMITS

Rule 5 shall not apply to this part B of the Plan.

5.                                      Rights of Exercise and Lapse of Options

4.1                               The following new Rule 6.3 shall be substituted for Rule 5.3 as follows:

“6.3A                 If an Optionholder gives or receives notice to terminate his office or employment with any Group Company or ceases to hold office or employment with any Group Company for any reason he may only exercise his Option (if at all) in relation to such proportion of the Option, and within such period, as the Committee shall in its absolute discretion determine and notify to him.  The Option will lapse and cease to he exercisable, to the extent not exercised, at the end of any period so notified to him

6.3B                       Unless a determination as mentioned in Rule 6.3A is made by the Committee within the period of 3 months beginning with the date of cessation, the Option may not be exercised and shall be deemed to have lapsed and ceased to be exercisable as from the date of cessation or, if earlier, the date on which the Optionholder gives or receives notice to terminate his office or employment.

6.3C                     For the purposes of determining an Optionholder’s entitlement to exercise an Option pursuant to this Plan, an Optionholder shall not be treated as having ceased to hold employment solely by reason of being absent during any period of paternal or maternity leave or compulsory national military service.

6.3D                    For the purposes of this Rule 6, an Optionholder shall not be treated as having ceased to be a director or employee of a Group Company unless and until he no longer is a director or employee with any Group Company or with an associated company of the Company (as defined by section 416 of ICTA but with the omission of the words “or at any time within one year previously” in subsection 1 of that section).

4.2                               Rule 6 shall apply as if Rule 6.4 and all references to it had been omitted.

4.3                               Rule 6.5 shall apply as if the following had been inserted “(i) Subject to the discretion of the Committee, the date on which the Optionholder ceases to be employed by any Group Company”.

5.                                      EXERCISE OF OPTIONS

Rule 7.5 shall apply as if the words “Subject to Rule 3.9” had been inserted at the beginning of that Rule.

6.                                      TAKEOVERS, DEMERGERS AND LIQUIDATIONS

Rules 8.2 and 8.3 shall apply as if the words “as agreed by HMRC” had been omitted from each rule.

7.                                      EXCHANGE OF OPTIONS ON A TAKEOVER

Rule 9 shall apply as if the words “by virtue of satisfying requirements which in the opinion of the Committee are similar in purpose and effect to the requirements set out in paragraph 27 of Schedule 4 excluding for these purposes paragraph 27(4)(a) of Schedule 4” had been substituted for the words “by virtue of satisfying requirements of paragraph 27 of Schedule 4”.

8.                                      VARIATION OF SHARE CAPITAL

Rule 8.1 will apply as if the words “subject to the prior approval of HMRC” had been omitted.

9.                                      AMENDMENTS

Rules 12.1 and 12.4 will not apply to the Plan and Rule 12.2 will apply as if the words “After the date on which this Plan is approved by HMRC under Schedule 4,” had been omitted.

SCHEDULE 1

Invitation

[On Headed Notepaper of Luxfer]

Dear [name of employee]

LUXFER HOLDINGS EXECUTIVE SHARE OPTION PLAN (“PLAN”)

I am pleased to advise you that the remuneration committee of Luxfer Holdings plc (“Company”) has resolved to invite you to apply for the grant of an Option pursuant to the terms of the Plan to acquire •                                          ordinary shares of •                                    pence each of [the Company] (“the Company”)] (“Shares”) at a price of •                                                                                                                                         pence per Share.

Enclosed with this letter is a written agreement (“Agreement”) in the form of a deed between the Company [your employer] and you which sets out that the terms upon which the Option is granted. Also enclosed is a copy of the Rules of the Plan.

You should read the enclosed Agreement and the Rules carefully and, if you wish to accept the Option, sign the Agreement in the presence of an independent witness (who should add his or her name, address and occupation where indicated) and then return the Agreement to the Company secretary at •                                               no later than [insert date - see Rule 3.4 ]. If you do not return the duly signed Agreement to the Company secretary by [same date] then this invitation will lapse and you will no longer be entitled to the Option. If you do return a duly signed Agreement to the Company secretary by [ same date] the Option will be granted by you on the date upon which the Agreement is executed (which will be the date on which the Company enters a date on the Agreement).

You should note in particular that the agreement includes a requirement that you make a payment to the Company or your employer or certain other persons (as appropriate) in respect of any income tax collectible under PAYE and employee’s [and employer’s] national insurance contributions which may arise on the exercise, assignment or release of, or receipt of a benefit in connection with, your Option.

Following receipt of the duly executed Agreement by the Company secretary, it will be returned to you for your safekeeping. This will be evidence of your entitlement to the Option.

Please address any queries which you may have about the operation of the Plan or the Agreement to the Company secretary

sIn order to administer the Plan we may need to pass personal information about you including for example your name, address, age and salary details to third parties for the sole purpose of administering the Plan (“Purpose”). These third parties will include any individuals within the Company or any agents who need the information to fulfil the Purpose of behalf of the Company.

Yours sincerely

for and on behalf of Luxfer Holdings plc

SCHEDULE 2

[TO BE USED WHEN GRANTING APPROVED OPTIONS]

Deed of Agreement

DATED                                                                                                                                                                                                 20•

(1) LUXFER HOLDINGS PLC

- and -

[(2) LUXFER GROUP LIMITED]

- and -

(3) •

DEED OF AGREEMENT

granting an Option pursuant to Part A of

the Luxfer Holdings Executive Share

Option Plan

THIS DEED OF AGREEMENT is made on                                                                                                                                                                                                                                      200•

BETWEEN

(1)                                LUXFER HOLDINGS PLC (company number 3690830) whose registered office is at The Victoria, 150-182 Harbour City, Salford Quays, Salford, M50 3SP (“Company”); [and]

[(2)                            LUXFER GROUP LIMITED (company number 03944037) whose registered office is at The Victoria, 150-182 Harbour City, Salford Quays, Salford, M50 3SP (“Employing Company”); and]

(3)                                •                                        of•                             (“Employee”).

BACKGROUND

A.                                 This Option is granted pursuant to and subject to the rules of the Luxfer Holdings Executive Share Option Plan (“Plan”).

B.                                   The Employee is employed by the [Employing] Company at the date of this agreement. [The Employing Company is a Group Company].

BY THIS DEED IT IS AGREED as follows:

1.                                    DEFINITIONS AND INTERPRETATION

In this agreement;

1.1                               unless the context requires otherwise, words and expressions defined in the Rules of the Plan shall have the same meanings in this agreement;

1.2                               the following words and expressions shall have the following meanings:

“Date of Grant” means the date of grant of the Option being the date of this agreement;

“Option Exercise Period” means the period commencing the day following the Date of grant and ending on the day before the tenth anniversary;

“Exercise Price” means 97 pence per Share being not less than the Market Value; and

“Share” means an ordinary share of £1 in the capital of the Company;

2.                                    GRANT OF OPTION

The Company grants to the Employee the Option to acquire •                                                                                                                     Shares at the Exercise Price.

3.                                    EXERCISE OF OPTION

3.1.                              The Option is exercisable in whole or in part upon payment of the Exercise Price:

3.1.1                        at any time with the Option Exercise Period; or

3.1.2                        if a notice is duly given of a general meeting of the Company at which a resolution will be proposed for the voluntary liquidation of the Company, at any time from such notice until the commencement of such winding up; or

3.1.3                        if the Employee ceases to be an employee of the [Employing] Company and is permitted to exercise the Option pursuant to Rule 6 within the period during which and to the extent to which such exercise is permitted.

4.                                    PAYE AND EMPLOYEE’S NATIONAL INSURANCE CONTRIBUTIONS

4.1                               The Optionholder agrees to indemnify the Company and the Employing Company in respect of any liability of any such person to account for any tax or NICs arising on the exercise of, or acquisition of Shares in pursuance of, an Option (“Option Tax Liability”).

4.2                               The Optionholder agrees that, if an Option Tax Liability arises on any occasion then, unless either: -

4.2.1                        the Employing Company (or former employer) is able to withhold the amount of such Option Tax Liability from payment of my remuneration, within the period of 30 days from the date of exercise of Option;

4.2.2                        the Optionholder has indicated in writing to the Employing Company (or former employer) either on the notice of exercise or in a manner agreed with the Company, that they make a payment to the Company of an amount equal to the Option Tax Liability and do in fact make such a payment, within 14 days of being notified by the Company of the amount of the Option Tax Liability; or

4.2.3                        the Optionholder has authorised the Grantor (either on the notice of exercise of the Option or in a manner agreed with the Company) to sell sufficient of the Shares acquired to satisfy such indemnity out of the net proceeds of sale of the Shares,

the Grantor shall be entitled to sell sufficient of the Shares acquired pursuant to this Option necessary to satisfy the indemnity and to procure payment to the Employing Company (or former employer) out of the net proceeds of sales of such Shares of monies sufficient to satisfy the indemnity.

5.                                      NON-ASSIGNABILITY OF OPTION

The Option is exercisable only by the Employee (or [his/her] personal representatives) and may not be transferred, assigned or charged. The Option will lapse on the occasion of any assignment, charge, disposal or other dealing with the rights conveyed by it.

6.                                      RIGHTS OF THIRD PARTIES

A person who is not a party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement save that any person which is obliged to account for Option Tax Liability shall be entitled to enforce clause 4. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

7.                                      STAMP DUTY

It is certified that the transaction effected by this agreement falls within category L in the Schedule to the Stamp Duty (Exempt Instruments) Regulations 1987.

EXECUTED as a deed by	)
LUXFER HOLDINGS PLC (but not delivered	)
until the date of this deed):	)

Director

Director/Secretary

[EXECUTED as a deed by	)
LUXFER GROUP LIMITED (but not	)
delivered until the date of this deed):	)

Director

Director/Secretary]

EXECUTED as a deed by • (but	)
not delivered until the date of this deed) in the	)
presence of:	)

Witness signature:

Witness Name:

Address:

Occupation:

SCHEDULE 3

[TO BE USED WHEN GRANTING UNAPPROVED OPTIONS]

Deed of Agreement

DATED                                                                 20 •

(1) LUXFER HOLDINGS PLC

- and -

[(2) LUXFER GROUP LIMITED]

- and -

(3)  •

DEED OF AGREEMENT

granting an Option pursuant to Part B of

the Luxfer Holdings Executive Share

Option Plan

THIS DEED OF AGREEMENT is made on                                                                   20•

BETWEEN

(1)                                  LUXFER HOLDINGS PLC (company number 3690830) whose registered office is at The Victoria, 150-182 Harbour City, Salford Quays, Salford, M50 3SP (“Company”); [and]

[(2)                              LUXFER GROUP LIMITED (company number 03944037) whose registered office is at The Victoria, 150-182 Harbour City, Salford Quays, Salford, M50 3SP (“Employing Company”); and]

(3)                                  •              of•          (“Employee”).

BACKGROUND

A.                                   This Option is granted pursuant to and subject to the rules of the Luxfer Holdings Executive Share Option Plan (“Plan”).

B.                                     The Employee is employed by the [Employing] Company at the date of this agreement. [The Employing Company is a Group Company].

BY THIS DEED IT IS AGREED as follows:

3.             DEFINITIONS AND INTERPRETATION

In this agreement:

3.1                                 unless the context requires otherwise, words and expressions defined in the Rules of the Plan shall have the same meanings in this agreement;

3.2                                 the following words and expressions shall have the following meanings:

“Date of Grant” means the date of grant of the Option being the date of this agreement;

“Option Exercise Period” means the period commencing the day following the Date of Grant and ending on the day before the tenth anniversary;

“Exercise Price” means 97 pence per Share; [and]

“Share” means an ordinary share of 97p in the capital of the Company.

4.             GRANT OF OPTION

The Company grants to the Employee the Option to acquire •                       Shares at the Option Price.

4.             EXERCISE OF OPTION

4.1                               The Option is exercisable in whole or in part upon payment of the Exercise Price:

3.1.1        at any time with the Option Exercise Period; or

3.1.2                      if a notice is duly given of a general meeting of the Company at which a resolution will be proposed for. the voluntary liquidation of the Company, at any time from such notice until the commencement of such winding up; or

3.1.3                      if the Employee ceases to be an employee of the [Employing] Company and is permitted to exercise the Option pursuant to Rule 6 within the period during which and to the extent to which such exercise is permitted.

4.             PAYE AND EMPLOYEE’S NATIONAL INSURANCE CONTRIBUTIONS

4.1                                 The Optionholder agrees to indemnify the Company and the Employing Company in respect of any liability of any such person to account for any tax or NICs arising on the exercise of, or acquisition of Shares in pursuance of, an Option (“Option Tax Liability”).

4.2                                 The Optionholder agrees that, if an Option Tax Liability arises on any occasion then, unless either:-

4.2.1                        the Employing Company (or former employer) is able to withhold the amount of such Option Tax Liability from payment of my remuneration, within the period of 30 days from the date of exercise of Option;

4.2.2                        The Optionholder has indicated in writing to the Employing Company (or former employer) either on the notice of exercise or in a manner agreed with the Company, that they make a payment to the Company of an amount equal to the Option Tax Liability and do in fact make such a payment, within 14 days of being notified by the Company of the amount of the Option Tax Liability; or

4.2.3                        The Optionholder has authorised Grantor (either on the notice of exercise of the Option or in a manner agreed with the Company) to sell sufficient of the Shares acquired to satisfy such indemnity out of the net proceeds of sale of the Shares,

the Grantor shall be entitled to sell sufficient of the Shares acquired pursuant to this Option necessary to satisfy the indemnity and to procure payment to the Employing Company (or former employer) out of the net proceeds of sales of such Shares of monies sufficient to satisfy the indemnity.

4.            NON-ASSIGNABILITY OF OPTION

The Option is exercisable only by the Employee (or [his/her] personal representatives) and may not be transferred, assigned or charged. The Option will lapse on the occasion of any assignment, charge, disposal or other dealing with the rights conveyed by it.

5.            MAKING OF SECTION 431 ELECTION

The Employee agrees that if requested to do so by the Committee [he/she] shall immediately upon exercise of the Option enter into an irrevocable joint election with [his/her] Employing Company pursuant to section 431 of the ITEPA in a form specified by the Committee that for the relevant tax purposes the market value of the Shares acquired is to be calculated as if the Shares were not restricted securities (as defined in section 423 of the ITEPA) and sections 425 to 430 of the ITEPA are not to apply to such Shares.

6.            MANAGEMENT UNDERTAKING

It shall be a condition of exercise of the Option that the Employee shall immediately upon exercise execute the Management Undertaking attached at Schedule 1 to this agreement.

7.            RIGHTS OF THIRD PARTIES

A person who is not a party to this agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this agreement save that any person which is obliged to account for Option Tax Liability shall be entitled to enforce clause 4. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

8.             STAMP DUTY

It is certified that the transaction effected by this agreement falls within category L in the Schedule to the Stamp Duty (Exempt Instruments) Regulations 1987.

SCHEDULE 1 TO OPTION AGREEMENT

[INSERT MANAGEMENT INCENTIVE PLAN]

EXECUTED as a deed by	)
LUXFER HOLDINGS plc (but not delivered	)
until the date of this deed):	)

Director

Director/Secretary

[EXECUTED as a deed by	)
LUXFER GROUP LIMITED (but not	)
delivered until the date of this deed):	)

Director

Director/Secretary]

EXECUTED as a deed by • (but	)
not delivered until the date of this deed) in the	)
presence of:	)

Witness signature:

Witness Name:

Address:

Occupation: